SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	October 12, 2005
(Date of earliest event reported)	October 11, 2005

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Voluntary Disclosure of Other Events

On October 11, 2005, we entered into an agreement to sell certain natural gas gathering and processing assets located in Texas to Eagle Rock Energy, a privately held company based in Houston, Texas, for a purchase price of $528 million. The transaction is expected to close December 1, 2005, and is subject to Hart-Scott-Rodino antitrust clearance.

The properties are located in the Texas Panhandle and include six gas processing plants with a capacity of approximately 150 million cubic feet per day and current average throughput of 70 percent; approximately 3,700 miles of gas gathering lines; and estimated natural gas liquid production of 13,500 barrels per day. It is expected that the approximately 95 ONEOK employees associated with the assets will join Eagle Rock Energy.

We plan to use the proceeds from the sale to purchase other assets or to reduce debt. After-tax cash proceeds are estimated to be $356 million. The sale will generate an after-tax book gain of approximately $162 million, which will be recorded in the fourth quarter 2005.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK, Inc. dated October 11, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	October 12, 2005	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration and Chief Financial Officer (Principal Financial Officer)

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